Exhibit 99.1

Callon Petroleum Company Announces Redemption of
10.00% Series A Cumulative Preferred Stock

HOUSTON, TX (June 18, 2019) - Callon Petroleum Company (NYSE: CPE) (the “Company” or “Callon”) today announced it has given notice for the redemption (the “Redemption”) of all outstanding shares of the Company’s 10.00% Series A Cumulative Preferred Stock (CUSIP: 13123X409) (the “Preferred Shares”).

The redemption date of the Preferred Shares will be on July 18, 2019 (the “Redemption Date”). The Preferred Shares will be redeemed at a redemption price equal to $50.00 per share, plus an amount equal to all accrued and unpaid dividends in an amount equal to $0.24 per share, for a total redemption price of $50.24 per share (the “Redemption Price”). On and after the Redemption Date, the Preferred Shares will no longer be deemed outstanding, dividends on the Preferred Shares shall cease to accrue, and all rights of the holders with respect to such Preferred Shares will terminate, except the right of the holders to receive the Redemption Price, without interest.

Regular dividends on the Preferred Shares for the second quarter of 2019 will be paid on June 28, 2019 to each holder of record on June 14, 2019.

The Company has designated American Stock Transfer & Trust Company, LLC to act as the Redemption Agent. Questions regarding the Redemption may be directed to the Redemption Agent at the following address and telephone numbers: American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, Attn: Corporate Actions, Telephone: (718) 921-8200. Any Preferred Shares represented by certificates may by surrendered to the Redemption Agent at the address listed above in exchange for the Redemption Price. All Preferred Shares held in book-entry form through the Depository Trust Company (“DTC”) will be redeemed in accordance with the procedures of DTC.

Unless otherwise noted, the holders of Preferred Shares are not required to take any action to effect the Redemption, as contemplated herein.

This press release does not constitute a notice of redemption under the Certificate of Designation governing the Preferred Shares and is qualified in its entirety by reference to the redemption notice issued by or on behalf of the Company.

About Callon Petroleum

Callon Petroleum Company is an independent energy company focused on the acquisition and development of unconventional onshore oil and natural gas reserves in the Permian Basin in West Texas.

This news release is posted on Callon’s website at www.callon.com, and will be archived for subsequent review under the “News” link on the top of the homepage.

Cautionary Statement Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding wells anticipated to be drilled and placed on production; future levels of drilling activity and associated production and cash flow expectations; Callon’s 2019 production guidance and capital expenditure forecast; estimated reserve quantities and the present value thereof; and the implementation of Callon’s business plans and strategy, as well as statements including the words “believe,” “expect,” “plans,” “may,” “will,” “should,” “could,” and words of similar meaning. These statements reflect Callon’s current views with respect to future events and financial performance based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Any forward-looking statement speaks only as of the date on which such statement is made and Callon undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Some of the factors which could affect Callon’s future results and could cause results to differ materially from those expressed in Callon’s forward-looking statements include the volatility of oil and natural gas prices, ability to drill and complete wells, operational, regulatory and environment risks, cost and availability of equipment and labor, Callon’s ability to finance Callon’s activities and other risks more fully discussed in Callon’s filings with the Securities and Exchange Commission, including Callon’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on Callon’s website or the SEC’s website at www.sec.gov.

For further information contact
Mark Brewer
281-589-5200